PLEDGE AGREEMENT


     PLEDGE AGREEMENT, dated as of March 3, 1997 between LEONARD RIGGIO (the "Pledgor") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK (the "Bank").

     WHEREAS, the Bank may extend and has already extended loans or other credit facilities or financial accommodations (collectively, the "Loans") to or on behalf of the Pledgor from time to time;

     NOW, THEREFORE, to induce the Bank to extend the Loans and to secure his obligations (collectively, the "Secured Obligations") with regard thereto, and for other good consideration, the receipt and adequacy of which are hereby acknowledged, the Pledgor and the Bank agree as follows:

     1. As collateral security for the performance of the Secured Obligations, the Pledgor hereby pledges and assigns to the Bank, and grants to the Bank a security interest in, those securities identified in Exhibit A hereto, all proceeds and products thereof and distributions thereon, and all other shares of Barnes & Noble, Inc. from time to time maintained by him in custody with the Bank (collectively, the "Collateral.

     2. The Pledgor represents and warrants that: (i) all of the Collateral is and will be validly and duly pledged to the Bank in accordance with law, and agrees to defend the Bank's right, title, lien and security interest in and to the Collateral against the claims and demands of all persons whomsoever, (ii) he has, and will have upon deposit with the Bank, title to all of the Collateral, free and clear of all claims, mortgages, pledges, liens, encumbrances and security interests of every nature whatsoever, and that no consent or approval of any person, entity or governmental or regulatory authority, or of any securities exchange was or is necessary to the validity of this pledge, (iii) the information set forth in Exhibit A is true and correct and (iv) no liens, security interests or adverse claims other than in favor of the Bank exist upon any of the Collateral.

     3. The Pledgor will faithfully preserve and protect the Bank's security interest in the Collateral and will do all such acts and things and execute and deliver all such documents and instruments, including without limitation further pledges, assignments, financing statements and continuation statements, as the Bank in its sole discretion may reasonably deem necessary or advisable from time to time in order to preserve, protect and perfect such security interest. The Pledgor hereby authorizes the Bank to sign and file financing and continuation statements without the signature of the Pledgor.

     4. The Pledgor will not permit any liens, security interests or adverse claims other than in favor of the Bank to exist upon any of the Collateral and will not, without the prior express written consent of the Bank, pledge any additional shares of the Corporation (as defined in Exhibit
A) to any person or entity other than the Bank.

     5. The Pledgor will not take any action that could in any way limit or adversely affect the ability of the Bank to realize upon its rights on the collateral.

     6.   The Pledgor agrees to notify the Bank:

     (a) at least 72 hours prior to donating, or committing any other act with respect to any securities of the same class (or convertible into) shares of the Corporation which might render the Collateral not salable: and

     (b) immediately of any development or occurrence which to his knowledge would render any of the Collateral not readily saleable under Rules 144 or 145(d) or the Securities Act of 1933, whichever is applicable.

     7. If any time the Secured Obligations shall be in default the Bank may cause all or any of the Collateral to be transferred to or registered in its name or the name of its nominee or nominees.

     8. In the event the Secured Obligations shall be in default (i) all dividends, interest and other distributions at any time and from time to time declared or paid upon any of the Collateral shall become part of the Collateral and (ii) the Bank shall be entitled to exercise all voting power with respect to the Collateral.

     9. If any of the Secured Obligations shall not be performed forthwith when due in accordance with their terms, the Bank, without obligation to resort to other security, shall have the right at any time and from time to time to sell, resell, assign and deliver, in its discretion, all or any of the Collateral, in one or more parcels at the same or different times, and all right, title and interest, claim and demand therein and right of redemption thereof, on any securities exchange on which the Collateral or any of it may be listed, or at public or private sale, for cash, upon credit or for future delivery, and in connection therewith the Bank may grant options, the Pledgor hereby waiving and releasing any and all equity or right of redemption. If any of the Collateral is sold by the Bank upon credit or for future delivery, the Bank shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Bank may resell such Collateral. In no event shall the Pledgor be credited with any part of the proceeds of sale of any Collateral until cash payment thereof has actually been received by the Bank. In addition, should any portion of the Collateral consist of a time deposit or deposits with a financial institution, the Bank may terminate such deposit or deposits prior to the maturity thereof and any penalties payable in connection therewith shall be for the sole account of the Pledgor.

     10. No demand, advertisement or notice, all of which are hereby expressly waived, shall be required in connection with any sale or other disposition of any part of the Collateral which threatens to decline speedily in value or which is of a type customarily sold on a recognized market; otherwise the Bank shall give the Pledgor at least five business days' prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice the Pledgor agrees is reasonable, all other demands, advertisements and notices being hereby waived. The Bank shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. The Bank may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of all sales of Collateral, public or private, the Pledgor shall pay all costs and expenses of every kind for sale or delivery, including brokers' and attorneys' fees, and after deducting such costs and expenses from the proceeds of sale, the Bank shall apply any residue to the payment of principal, interest and other amounts owed with regard to the Loans. The balance, if any, remaining after payment in full of all such amounts shall be paid to the Pledgor, subject to any duty of the Bank imposed by law to the holder of any subordinate security interest in the Collateral known to the Bank

     11. The Pledgor recognizes that the Bank may be unable to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, as now or hereafter in effect, or in applicable Blue Sky or other state securities laws, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof.
The Pledgor agrees that private sales so made may be at prices and other terms less favorable to the seller than if such Collateral were sold at public sales, and that the Bank has no obligation to delay sale of any such Collateral for the period of time necessary to permit the issuer of such Collateral, even if such issuer would agree, to register such Collateral for public sale under such applicable securities laws. The Pledgor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

     12. The remedies provided herein in favor of the Bank shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in favor of the Bank existing at law or in equity.

     13. The Bank shall have the right, for and in the name, place and stead of the Pledgor, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Collateral.

     14. The Bank shall have no duty as to the collection or protection of the Collateral or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody of any thereof actually in its possession. With respect to any maturities, calls, conversions, exchanges, redemptions, offers, tenders or similar matters relating to any of the Collateral (herein called "events"), the Bank's duty shall be fully satisfied if (i) the Bank exercises reasonable care to ascertain the occurrence and to give reasonable notice to the Pledgor of any events applicable to any Collateral which is registered and held in the name of the Bank or its nominee, (ii) the Bank gives the Pledgor reasonable notice of the occurrence of any events, of which the Bank has received actual knowledge, as to any securities which are in bearer form or are not registered and held in the name of the Bank or its nominee (the Pledgor agreeing to give the Bank reasonable notice of the occurrence of any events applicable to any securities in the possession of the Bank of which the Pledgor has received knowledge), and (iii) in the exercise of its sole discretion (a) the Bank endeavors to take such action with respect to any of the events as the Pledgor may reasonably and specifically request in writing in sufficient time for such action to be evaluated and taken or (b) if the Bank determines that the action requested might adversely affect the value of the Collateral as collateral, the collection of the Loans, or otherwise prejudice the interests of the Bank, the Bank gives reasonable notice to the Pledgor that any such requested action will not be taken and if the Bank makes such determination or if the Pledgor fails to make such timely request, the Bank takes such other action as it deems advisable in the circumstances. Except as hereinabove specifically set forth, the Bank shall have no further obligation to ascertain the occurrence of, or to notify the Pledgor with respect to, any events and shall not be deemed to assume any such further obligation as a result of the establishment by the Bank of any internal procedures with respect to any securities in its possession. The Pledgor releases the Bank from any claims, causes of action and demands at any time arising out of or with respect to this Agreement, the Collateral and/or any actions, taken or omitted to be taken by the Bank with respect thereto, and the Pledgor hereby agrees to hold the Bank harmless from and with respect to any and all such claims, causes of action and demands.

     15. The Pledgor hereby irrevocably appoints the Bank as the Pledgor's attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which either may deem necessary or advisable to accomplish the purposes hereof. Without limiting the generality of the foregoing, the Bank shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to the Pledgor representing any interest or dividend or other distribution payable in respect of the Collateral or any part thereof and to give full discharge for the same.

     16. No delay on the part of the Bank in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. The pledge of the Collateral hereby shall not in any way preclude or restrict any recourse by the Bank against the Borrower or any other person or entity liable with regard to the Secured Obligations or any other collateral therefor.

     17. Upon the repayment in full of all principal, interest and other amounts that may be payable with regard to the Loans, the Pledgor shall be entitled to the return of all of the Collateral and of all other property and cash which have not been used or applied toward the payment of such principal, interest and other amounts free and clear of all liens in favor of the Bank or any encumbrances imposed by the Bank. Except as aforesaid, the assignment by the Bank to the Pledgor of such Collateral and other property shall be without representation or warranty of any nature whatsoever and wholly without recourse.

     18. Any notice or demand upon the Pledgor shall be deemed to have been sufficiently given for all purposes thereof if mailed, postage prepaid, by registered or certified mail, return receipt requested, or if delivered, to the Pledgor at the address specified below, or at such other address as the Pledgor may theretofore have designated in writing and given in like manner to the Bank.

     19. Any waiver, permit, consent or approval of any kind or character on the part of the Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

     20. This Agreement and the rights and obligations of the Bank and the Pledgor hereunder shall be construed in accordance with and governed by the laws of the State of New York, cannot be changed orally and shall bind and inure to the benefit of the Pledgor and the Bank and their respective successors and assigns, and all subsequent holders of the Secured Obligations.

     21. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

     22. This Agreement replaces all prior agreements between the Pledgor and the Bank relating to the Collateral contained in any promissory note delivered to the Bank by the Pledgor.

     23. The Pledgor agrees to pay the Bank on demand all costs, including legal fees, incurred by the Bank in connection with the administration and enforcement of this Agreement.

     IN WITNESS WHEREOF, the Pledgor and the Bank have caused this Agreement to be duly executed as of the day and year first above written.



                              /s/ Leonard Riggio
                              -----------------------
                              LEONARD RIGGIO

                              Address:

                              733 Park Avenue, 17th Floor
New York, New York  10021



                              MORGAN GUARANTY TRUST COMPANY OF NEW YORK



                              By:
                              -----------------------
                                 Jeffrey Westcott,
                                 Vice President

                              Address:

                              9 West 57th Street
                              New York, New York  10019
                              Attention:  Jeffrey Westcott

                                                            Exhibit A

                               THE COLLATERAL

Name of Issuer of
Pledged Shares
(the "Corporation")   No. of Shares    Class of Shares    Certificate No.
------------------    -------------    ---------------    ---------------


Barnes & Noble, Inc. (SEE ATTACHED SCHEDULE)


Date of Acquisition     Nature of Acquisition     Date on  which Shares
    of Shares                 of Shares              fully paid for
-------------------    ----------------------     ---------------------


NUMBER OF SHARES OF THE CORPORATION OWNED BY PLEDGOR

The Pledgor represents that:

     (a) the total number of shares that he directly owns of the class of security of the Corporation hereby being pledged is 4,486,209, and

     (b) the total number of all other classes of the securities of the Corporation directly or indirectly owned by the Pledgor is
               NONE               .

SALES BY PLEDGOR OF STOCK OF THE CORPORATION

The Pledgor represents to the Bank that during the last three months he, or any person(s) who Pledgor must aggregate his sales with under Rule 144 of the Securities Act of 1933, as amended,

     (a)  has sold      0      shares of the Corporation; and

     (b)  has sold      0      convertible securities which are convertible
into shares of the Corporation.

In addition, the Pledgor and such person(s) currently have no sale orders open with any broker and that he and they will not place any such sale orders to sell shares of the Corporation or such convertible securities without the prior express written consent of the Bank.

                      BARNES & NOBLE, INC. COMMON STOCK


                                    ACQUISITION AND        NATURE OF
CERT NO.      NO. OF SHARES        FULL PAYMENT DATE      ACQUISITION
-------       -------------        -----------------      -----------
4                  100                 12/30/86         Original Issue
7                  106                 12/30/86         Original Issue
12                 283                 12/30/86         Original Issue
90              1,194,915              12/30/86         Original Issue
243              727,800               12/30/86         Original Issue
412              630,000               12/30/86         Original Issue
485              398,769               11/16/92         Original Issue
607              491,167               12/30/86         Original Issue
758              833,669               11/16/92         Original Issue
                 23,300                 1/17/97      Open Market Purchase
                 25,000                 1/21/97      Open Market Purchase
                 10,000                 1/21/97      Open Market Purchase
                  7,000                 1/21/97      Open Market Purchase
                  5,000                 1/21/97      Open Market Purchase
                 24,900                 1/22/97      Open Market Purchase
                 22,600                 1/22/97      Open Market Purchase
                  5,500                 1/22/97      Open Market Purchase
                 10,000                 2/25/97      Open Market Purchase
                 26,100                 2/25/97      Open Market Purchase
                 50,000                 2/25/97      Open Market Purchase

EXISTING PLEDGES TO OTHERS OF STOCK OF THE CORPORATION


No. of Pledged
    Shares                Date of Pledge           Pledgee
--------------            --------------           -------

NONE